SUN MICROSYSTEMS, INC.


                      1990 LONG-TERM EQUITY INCENTIVE PLAN


                        (Last amended on August 9, 1995)



     1. Purpose of the Plan. The purpose of the Sun Microsystems, Inc. 1990 Long-Term Equity Incentive Plan is to enable Sun Microsystems, Inc. to provide an incentive to eligible employees, consultants and Officers whose present and potential contributions are important to the continued success of the Company, to afford them an opportunity to acquire a proprietary interest in the Company, and to enable the Company to enlist and retain in its employ the best available talent for the successful conduct of its business. It is intended that this purpose will be effected through the granting of (a) stock options, (b) stock purchase rights, (c) stock appreciation rights, and (d) long-term performance awards.

     2. Definitions. As used herein, the following definitions shall apply:

        (a) "Board" means the Board of Directors of the Company.

        (b) "Code" means the Internal Revenue Code of 1986, as amended.

        (c) "Committee" means the Committee or Committees referred to in Section 5 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

        (d) "Common Stock" means the Common Stock, $0.00067 par value (as adjusted from time to time), of the Company.

        (e) "Company" means Sun Microsystems, Inc., a corporation organized under the laws of the state of Delaware, or any successor corporation.

        (f) "Director" means a member of the Board.

        (g) "Disability" means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

        (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (i) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

             (i) the last reported sale price of the Common Stock of the Company on the NASDAQ National Market System or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices, or

             (ii) if such Common Stock shall then be listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or

             (iii) if such Common Stock shall not be quoted on such National Market System nor listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market, or

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             (iv) if none of the foregoing is  applicable,  then the Fair Market
Value of a share of Common Stock shall be determined by the Board in its discretion.

        (j) "Incentive Stock Option" means an Option intended to be and designated as an Incentive Stock Option" within the meaning of Section 422 of the Code.

        (k) "Long-Term Performance Award" means an award under Section 10 below. A Long-Term Performance Award shall permit the recipient to receive a cash or stock bonus (as determined by the Committee) upon satisfaction of such performance factors as are set out in the recipient's individual grant. Long-Term Performance Awards will be based upon the achievement of Company, Subsidiary and/or individual performance factors or upon such other criteria as the Committee may deem appropriate.

        (l) "Nonstatutory Stock Option" means any Option that is not an Incentive Stock Option.

        (m) "Officer"   means an officer of the  Company  within the  meaning of
Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (n) "Option" means any option to purchase shares of Common Stock granted pursuant to Section 7 below.

        (o) "Outside Director" means a Director who is not an employee of the Company.

        (p)  "Plan"  means  this  1990  Long-Term  Equity   Incentive  Plan,  as
hereinafter amended from time to time.

        (q) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 9 below.

        (r) "Right" means and includes Stock Appreciation Rights and Stock Purchase Rights granted pursuant to the Plan.

        (s) "Special Reserve" means a number of shares reserved and available for issuance under the terms of the Plan equal to 3% of the total shares reserved under the Plan as determined by and set forth under Section 4 below as such section may be amended from time to time in accordance with the terms of this Plan.

        (t) "Stock Appreciation Right" means an award made pursuant to Section 8 below, which right permits the recipient to receive an amount of Common Stock or cash equal in value to the difference between the Fair Market Value of Common Stock on the date of grant of the Option and the Fair Market Value of Common Stock on the date of exercise of the Stock Appreciation Right.

        (u) "Stock Purchase Right" means the right to purchase Common Stock pursuant to a restricted stock purchase agreement entered into between the Company and the purchaser under Section 9 below.

        (v) "Subsidiary" means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or by a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or by a Subsidiary.

     In addition, the term "Rule 16b-3", the term "Performance Period" and the terms "Tax Date" and "Insiders" shall have meanings set forth in Section 5(a),
Section 10 and Section 11, respectively.

     3. Eligible Participants. Any Officer, consultant, or other employee of the Company or of a Subsidiary whom the Committee deems to have the potential to contribute to the future success

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of the Company  shall be eligible to receive  awards  under the Plan;  provided, however, that any Options intended to qualify as Incentive Stock Options shall be granted only to employees of the Company or its Subsidiaries.

     4. Stock Subject to the Plan. Subject to Sections 12 and 13, the total number of shares of Common Stock reserved and available for distribution pursuant to the Plan shall be 25,350,000 shares. Subject to Sections 12 and 13 below, if any shares of Common Stock that have been optioned under an Option cease to be subject to such Option (other than through exercise of the Option), or if any Right, Option or Long-Term Performance Award granted hereunder is forfeited or any such award otherwise terminates prior to the issuance to the participant of Common Stock, the shares (if any) that were reserved for issuance pursuant to such Right, Option or Long-Term Performance Award shall again be available for distribution in connection with future awards or Option grants under the Plan; provided, however, that shares of Common Stock that have actually been issued under the Plan, whether upon exercise of an Option or Right or in satisfaction of a Long-Term Performance Award, shall not in any event be returned to the Plan and shall not become available for future distribution under the Plan.

     5. Administration.

        (a) Composition of Administrator.

             (i) Multiple Administrative Bodies. If permitted by Rule 16b-3 promulgated under the Exchange Act or any successor rule thereto, as in effect at the time that discretion is being exercised with respect to the Plan (Rule 16b-3"), and by the legal requirements relating to the administration of stock plans such as the Plan, if any, of applicable securities laws, Delaware corporate law and the Code (collectively, the "Applicable Laws"), the Plan may (but need not) be administered by different administrative bodies with respect to (A) Directors who are not employees, (B) Directors who are employees, (C) Officers who are not Directors and (D) Employees who are neither Directors nor Officers.

             (ii) Administration with respect to Directors and Officers. With respect to grants of Options, Rights and Long-Term Performance Awards to eligible participants who are Officers or Directors of the Company, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary grant or award plan, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted (I) in such a manner as to permit the Plan to comply with Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary grant or award plan and
(II) in such a manner as to satisfy the Applicable Laws.

             (iii) Administration with respect to Other Persons. With respect to grants of Options to eligible participants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws.

             (iv) General. Once a Committee has been appointed pursuant to subsection (ii) or (iii) of this Section 5(a), such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee appointed under subsection (ii), to the extent permitted by Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary grant or award plan.

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        (b)  Authority.  A Committee,  if there be one, shall have full power to implement and carry out the Plan, subject to the general purposes, terms, and conditions of the Plan and to the direction of the Board (including the specific duties delegated by the Board to such Committee), which power shall include, but not be limited to, the following:

             (i) to select the Officers,  consultants and other employees of the
Company  and/or   its  Subsidiaries  to whom  Options,  Rights  and/or Long-Term
Performance Awards may from time to time be granted hereunder;

             (ii) to determine whether and to what extent Options, Rights and/or Long-Term Performance Awards, or any combination thereof, are granted hereunder;

             (iii) to determine the number of shares of Common Stock to be covered by each such award granted hereunder;

             (iv) to approve forms of agreement for use under the Plan;

             (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Option or other award and/or the shares of Common Stock relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion);

             (vi) to determine whether and under what circumstances an Option may be settled in cash or Restricted Stock under Section 7(j) instead of Common Stock;

             (vii) to determine the form of payment that will be acceptable consideration for exercise of an Option or Right granted under the Plan;

             (viii) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period);

             (ix) to reduce the exercise price of any Option or Right;

             (x) to determine the terms and restrictions applicable to Stock Purchase Rights and the Restricted Stock purchased by exercising such Rights.

        The Committee shall have the authority to construe and interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

     6. Duration of the Plan. The Plan shall remain in effect until terminated by the Board under the terms of the Plan, provided that in no event may Incentive Stock Options be granted under the Plan later than October 15, 2000, 10 years from the date the Plan was adopted by the Board.

     7. Stock Options. The Committee, in its discretion, may grant Options to eligible participants and shall determine whether such Options shall be Incentive Stock Options or Nonstatutory Stock Options. Each Option shall be evidenced by a written Option agreement which shall expressly identify the Option as an Incentive Stock Option or as a Nonstatutory Stock Option, and be in such form and contain such provisions as the Committee shall from time to time deem appropriate. Without limiting the foregoing, the Committee may, at any time, or from time to time, authorize the Company, with the consent of the respective recipients, to issue new Options including Options in exchange for the surrender and cancellation of any or all outstanding Options or Rights. Option agreements shall contain the following terms and conditions:

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        (a) Exercise Price;  Number of Shares. The exercise price of the Option, which shall be approved by the  Committee,  must be equal to or greater than the
Fair  Market  Value of the Common   Stock at the time  the  Option  is  granted;
provided, however, that in the case of a Nonstatutory Stock Option, the price may be less than (but no less than 85%) of the Fair Market Value of the Common Stock on the date the Option is granted, if such Option is granted, in the discretion of the Board or Committee, as the case may be, expressly in lieu of a reasonable amount of salary or compensation due the recipient of the Option. In addition, Nonstatutory Stock Options may be granted at an exercise price less than Fair Market Value of the Common Stock at the time the Option is granted,
provided   that  such  grant is out of and  subject  to the  limitations  of the
Special Reserve and, provided further, that in the case of an Insider, (as defined in Section 11 hereof), the exercise price shall be no less than 50% of the Fair Market Value of the Common Stock on the date the Option is granted.

        The Option agreement shall specify the exercise price and the number of shares of Common Stock to which it pertains.

        (b) Waiting Period; Exercise Dates; Term. At the time an Option is granted, the Committee will determine the terms and conditions to be satisfied before shares may be purchased, including the dates on which shares subject to the Option may first be purchased. The Committee may specify that an Option may not be exercised until the completion of the waiting period specified at the time of grant. (Any such period is referred to herein as the "waiting period.") At the time an Option is granted, the Committee shall fix the period within which such Option may be exercised, which shall not be less than the waiting period, if any, nor, in the case of an Incentive Stock Option, more than 10 years from the date of grant.

        (c) Form of Payment. The consideration to be paid for the shares of Common Stock to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (i) cash, (ii) certified or cashier's check, (iii) promissory note, (iv) other shares of Common Stock (including, in the discretion of the Committee, Restricted Stock) which (x) either have been owned by the optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares as to which said Option shall be exercised, (v) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price,
(vi) delivery of an irrevocable subscription agreement for the shares which obligates the option holder to take and pay for the shares not more than 12 months after the date of delivery of the subscription agreement or (vii) any combination of the foregoing methods of payment.

        (d) Effect of Termination of Employment or Death of Employee Participants. In the event that an optionee during his or her lifetime ceases to be an employee of the Company or of any Subsidiary for any reason, including retirement, any Option, including any unexercised portion thereof, which was otherwise exercisable on the date of termination of employment, shall expire within such time period as is determined by the Committee; provided, however, that in the case of an Incentive Stock Option the Option shall expire unless exercised within a period of 90 days from the date on which the optionee ceased to be an employee, but in no event after the expiration of the term of such Option as set forth in the Option agreement. If in any case the Committee shall determine that an employee shall have been discharged for Just Cause (as defined below) such employee shall not thereafter have any rights under the Plan or any Option that shall have been granted to him

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or her under the Plan.  For  purposes of this  Section, "Just  Cause"  means the termination  of  employment of an employee shall have taken place as a result of
(i)  willful  breach or neglect of duty;  (ii)  failure or refusal to work or to
comply with the Company's  rules,  policies,  and practices;   (iii) dishonesty;
(iv) insubordination; (v) being under the influence of drugs (except to the extent medically prescribed) or alcohol while on duty or on Company premises;
(vi) conduct endangering, or likely to endanger, the health or safety of another employee; or (vii) conviction of a felony. In the event of the death of an employee optionee, that portion of the Option which had become exercisable on the date of death shall be exercisable by his or her personal representatives, heirs, or legatees within six months or such time period as is determined by the Committee (but in the case of an Incentive Stock Option, in no event after the expiration of the term of such Option as set forth in the Option agreement.) In the event of the death of an optionee within one month after termination of employment or service, that portion of the Option which had become exercisable on the date of termination shall be exercisable by his or her personal representatives, heirs, or legatees within six months or such time period as is determined by the Committee (but in the case of an Incentive Stock Option, in no event after the expiration of the term of such Option as set forth in the Option agreement.) In the event that an optionee ceases to be an employee of the Company or of any Subsidiary for any reason, including death or retirement, prior to the lapse of the waiting period, if any, his or her Option shall terminate and be null and void.

        (e) Leave of Absence. The employment relationship shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave;
(iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days (or not more than 30 days for unpaid leave), unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing; or (iv) in the case of transfer between locations of the Company or between the Company, its Subsidiaries or its successor. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Option while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event shall an Option be exercised after the expiration of the term set forth in the Option agreement.

        (f) Acceleration of Exercisability or Waiting Period. The Committee may accelerate the earliest date on which outstanding Options (or any installments thereof) are exercisable.

        (g) Special Incentive Stock Option Provisions. In addition to the foregoing, Options granted under the Plan which are intended to be Incentive Stock Options under Section 422 of the Code shall be subject to the following terms and conditions:

             (i) Dollar Limitation. To the extent that the aggregate Fair Market Value of the shares of Common Stock with respect to which Options designated as Incentive Stock Options become exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of the preceding sentence, (i) Options shall be taken into account in the order in which they were granted and (ii) the Fair Market Value of the shares shall be determined as of the time the Option with respect to such shares is granted.

             (ii) 10% Stockholder. If any person to whom an Incentive Stock Option is to be granted pursuant to the provisions of the Plan is, on the date of grant, the owner of Common Stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined

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voting power of all classes of stock of the Company or of any  Subsidiary,  then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

                  (A) The exercise price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the date of grant; and

                  (B) The Option shall not have a term in excess of five years from the date of grant.

        Except as modified by the preceding provisions of this Subsection 7(g) and except as otherwise required by Section 422 of the Code, all of the provisions of the Plan shall be applicable to the Incentive Stock Options granted hereunder.

        (h) Other Provisions. Each Option granted under the Plan may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Committee.

        (i) Options to Consultants. Options granted to consultants shall not be subject to Sections 7(b) and 7(d) of the Plan, but shall have such terms and conditions pertaining to waiting period (if any), exercise date, and effect of termination of the consulting relationship as the Committee shall determine in each case.

        (j) Buyout Provisions. The Committee may at any time offer to buy out, for a payment in cash or Common Stock (including Restricted Stock), an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made. Any such offer made to an Officer or Director shall comply with the applicable provisions of Rule 16b-3. This provision is intended only to clarify the powers of the Committee and shall not in any way be deemed to create any rights on the part of optionees to receive buyout offers or payments.

        (k) Rule 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions, if any, as may be required by Rule 16b-3 to be in the written Option agreement in order to qualify for the maximum exemption from
Section 16 of the Exchange Act with respect to Plan transactions.

        (l) Limitations on Grants to Employees. Notwithstanding anything to the contrary herein, the following limitations shall apply to grants of Options:

             (i) No eligible participant shall be granted, in any fiscal year of the Company, Options to purchase more than 150,000 shares.

             (ii) In connection with his or her initial employment, an eligible participant may be granted Options to purchase up to an additional 200,000 shares which shall not count against the limit set forth in subsection (i) above.

             (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 12.

             (iv) If an Option is cancelled (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limit set forth in this paragraph 1. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

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     8. Stock Appreciation Rights. Stock Appreciation Rights may be granted only in connection with an Option, either concurrently with the grant of the Option or at any time thereafter during the term of the Option. The following provisions apply to such Stock Appreciation Rights.

        (a) Exercise of Right. The Stock Appreciation Right shall entitle the optionee to exercise the Right by surrendering to the Company unexercised a portion of the underlying Option as to which Optionee has a right to exercise. The Optionee shall receive in exchange from the Company an amount in cash or Common Stock equal in value to the excess of (x) the Fair Market Value on the date of exercise of the Right of the Common Stock covered by the surrendered portion of the underlying Option over (y) the exercise price of the Common Stock covered by the surrendered portion of the underlying Option, as determined in accordance with Section 7(a) above. Notwithstanding the foregoing, the Committee may place limits on the amount that may be paid upon exercise of a Stock Appreciation Right; provided, however, that such limit shall not restrict the exercisability of the underlying Option.

        (b) Option Cancelled. When a Stock Appreciation Right is exercised, the underlying Option, to the extent surrendered, shall no longer be exercisable.

        (c) Exercisability Requirement. A Stock Appreciation Right shall be exercisable only when and to the extent that the underlying Option is exercisable and shall expire no later than the date on which the underlying Option expires.

        (d) In-the-Money Requirement. A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Common Stock covered by the underlying Option exceeds the exercise price of the Common Stock covered by the underlying Option.

        (e) Incentive Stock Option Requirements. In the event that a Stock Appreciation Right is granted that relates to an Incentive Stock Option, such Right shall contain such additional or different terms as may be necessary under applicable regulations to preserve treatment of the Incentive Stock Option as such under Section 422 of the Code.

        (f) Form of Payment. The Company's obligation arising upon the exercise of a Stock Appreciation Right may be paid currently or on a deferred basis (with such interest or earnings equivalent as may be determined by the Committee), and may be paid in Common Stock or in cash, or in any combination of Common Stock and cash, as the Committee in its sole discretion may determine. Shares of Common Stock issued upon the exercise of a Stock Appreciation Right shall be valued at the Fair Market Value of the Common Stock as of the date of exercise.

        (g) Rule 16b-3. Stock Appreciation  Rights granted to persons subject to
Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions, if any, as may be required by Rule 16b-3 to be in the written Right agreement in order to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions. Such a person may only make an election to receive cash in full or partial settlement of the Stock Appreciation Right or exercise a Stock Appreciation Right during such time or times as are permitted by paragraph (e) of Rule 16b-3 or any successor provision.


     9. Stock Purchase Rights.

        (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Committee determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including

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

the number of shares of Common Stock that such person shall be entitled to purchase, the price to be paid, which price in the case of Insiders (as defined in Section 11) shall not be more than $0.00067 per share (the par value of the Company's Common Stock, as adjusted from time to time, and the minimum price permitted by the Delaware General Corporation Law), and the time within which such person must accept such offer, which shall in no event exceed 60 days from the date the Stock Purchase Right was granted. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Committee. Shares purchased pursuant to the grant of a Stock Purchase Right shall be referred to herein as "Restricted Stock."

        (b) Repurchase Option. The Restricted Stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or Disability). The purchase price for shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse as to not more than 50% of such shares at a date not earlier than 2-1/2 years from the date of grant of the Restricted Stock and as to the remaining shares at a date not earlier than 5 years from the date of grant of the Restricted Stock. The Committee shall exercise its repurchase option in accordance with the above. Notwithstanding the foregoing, with respect to Restricted Stock granted out of and subject to the restrictions of the Special Reserve, the Committee may in its discretion exercise its repurchase option and such repurchase option shall lapse as to such shares at such a rate as the Committee may, in its discretion, determine.

        (c) Other Provisions. The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion. In addition, the provisions of Restricted Stock purchase agreements need not be the same with respect to each purchaser.

     10. Long-Term Performance Awards.

        (a) Awards. Long-Term Performance Awards are cash or stock bonus awards that may be granted either alone, in addition to or in tandem with other awards granted under the Plan and/or awards made outside of the Plan. Long-Term Performance Awards shall not require payment by the recipient of any consideration for the Long-Term Performance Award or for the shares of Common Stock covered by such award. The Committee shall determine the nature, length and starting date of any performance period (the "Performance Period") for each Long-Term Performance Award and shall determine the performance and/or employment factors to be used in the determination of the value of Long-Term Performance Awards and the extent to which such Long-Term Performance Awards have been earned. Shares issued pursuant to a Long-Term Performance Award may be made subject to various conditions, including vesting or forfeiture provisions. Long-Term Performance Awards may vary from participant to participant and between groups of participants and shall be based upon the achievement of Company, Subsidiary and/or individual performance factors or upon such other criteria as the Committee may deem appropriate. Performance Periods may overlap and participants may participate simultaneously with respect to Long-Term Performance Awards that are subject to different Performance Periods and different performance factors and criteria. Long-Term Performance Awards shall be confirmed by, and be subject to the terms of, a written Long-Term Performance Award agreement.

        (b) Value of Awards. At the beginning of each Performance Period, the Committee may determine for each Long-Term Performance Award subject to such Performance Period the range of dollar values and/or numbers of shares of Common Stock to be issued to the participant at the end of the Performance Period if and to the extent that the relevant measures of performance for such Long-Term Performance Award are met. Such dollar values or numbers of shares of Common Stock may be fixed or may vary in accordance with such performance or other criteria as may be determined by the Committee.

        (c) Adjustment of Awards. Notwithstanding the provisions of Section 20 hereof, the Committee may, after the grant of Long-Term Performance Awards, adjust the performance factors applicable to such Long-Term Performance Awards to take into account changes in the law or in accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships.

        (d) Termination. Unless otherwise provided in the applicable Long-Term Performance Award agreement, if a participant terminates his or her employment or his or her consultancy during a Performance Period because of death or Disability, the Committee may in its discretion provide for an earlier payment in settlement of such award, which payment may be in such amount and under such terms and conditions as the Committee deems appropriate.

             Unless otherwise provided in the applicable Long-Term Performance Award agreement, if a participant terminates employment or his or her consultancy during a Performance Period for any reason other than death or Disability, then such a participant shall not be entitled to any payment with respect to the Long-Term Performance Award subject to such Performance Period, unless the Committee shall otherwise determine in its discretion.

        (e) Form of Payment. The earned portion of a Long-Term Performance Award may be paid currently or on a deferred basis (with such interest or earnings equivalent as may be determined by the Committee). Payment shall be made in the form of cash or whole shares of Common Stock, including Restricted Stock, or a combination thereof, either in a lump sum payment or in installments, all as the Committee shall determine.

        (f) Reservation of Shares. In the event that the Committee grants a Long-Term Performance Award that is payable in cash or Common Stock, the Committee may (but need not) reserve an appropriate number of shares of Common Stock under the Plan at the time of grant of the Long-Term Performance Award. If and to the extent that the full amount reserved is not actually paid in Common Stock, the shares of Common Stock representing the portion of the reserve for that Long-Term Performance Award that is not actually issued in satisfaction of such Long-Term Performance Award shall again become available for award under the Plan. If shares of Common Stock are not reserved by the Committee at the time of grant, then (i) no shares shall be deducted from the number of shares available for grant under the Plan at that time and (ii) at the time of payment of the Long-Term Performance Award, only the number of shares actually issued to the participant shall be so deducted. If there are not a sufficient number of shares available under the Plan for issuance to a participant at the time of payment of a Long-Term Performance Award, any shortfall shall be paid by the Company in cash.

        (g) Rule 16b-3. Grants of Long-Term Performance Awards to Directors and Officers must comply with the applicable provisions of Rule 16b-3 and such Long-Term Performance Awards shall contain such additional conditions or restrictions, if any, as may be required by Rule 16b-3 to be in the written agreement relating to such LongTerm Performance Awards in order to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     11. Stock Withholding to Satisfy Withholding Tax Obligations.

        (a) Ability to Use Stock for Withholding. When a participant incurs tax liability in connection with the exercise or vesting of any Option, Right or Long-Term Performance Award, which tax liability is subject to tax withholding under applicable tax laws, and the participant is obligated to pay the Company an amount required to be withheld under applicable tax laws, the participant may satisfy the withholding tax obligation by electing to have the Company withhold from the shares to be issued that number of shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

        (b) Elections to Have Stock Withheld. All elections by participants to have shares withheld for this purpose shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions:

             (i) the  election  must be made on or prior to the  applicable  Tax
Date;

             (ii) once made, the election shall be irrevocable as to the particular shares as to which the election is made (unless otherwise permitted by applicable tax regulations under the Code);

             (iii) all elections shall be subject to the consent or disapproval of the Committee; and

             (iv) if the participant is an Officer or Director of the Company or other person whose transactions in Common Stock are subject to Section 16(b) of the Exchange Act (collectively "Insiders"), the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

        (c) Section 83(b) Election. In the event the election to have shares withheld is made by a participant, no election is filed under Section 83(b) of the Code and the Tax Date is deferred under Section 83 of the Code, the participant shall receive the full number of shares with respect to which the exercise occurs, but such participant shall be unconditionally obligated to tender back to the Company the proper number of shares on the Tax Date.

     12. Recapitalization. In the event that dividends are payable in Common Stock or in the event there are splits, subdivisions, or combinations of shares of Common Stock, the number of shares available under the Plan shall be increased or decreased proportionately, as the case may be, and the number of shares of Common Stock deliverable in connection with any Option, Right or LongTerm Performance Award theretofore granted shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price (where applicable).

     13. Reorganization. In case the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or in case the property or stock of the Company is acquired by another corporation, or in case of separation, reorganization, or liquidation of the Company, the Committee, or the board of directors of any corporation assuming the obligations of the Company hereunder, shall, as to outstanding Options, Rights or Long-Term Performance Awards either (a) make appropriate provision for the protection of any such outstanding Options, Rights or Long-Term Performance Awards by the assumption or substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated, or otherwise reorganized corporation which will be issuable in respect to the shares of Common Stock, provided that in the case


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

of Incentive Stock Options, such assumption or substitution comply with Section 424(a) of the Code, or (b) upon written notice to the participant, provide that the Option or Right must be exercised within 30 days of the date of such notice or it will be terminated. In any such case, the Committee may, in its discretion, advance the lapse of vesting periods, waiting periods, and exercise dates.

     14. Employment or Consulting Relationship. Nothing in the Plan or any award made hereunder shall interfere with or limit in any way the right of the Company or of any Subsidiary to terminate any recipient's employment or consulting relationship at any time, with or without cause, nor confer upon any recipient any right to continue in the employ or service of the Company or any Subsidiary.

     15. General Restriction. Each award shall be subject to the requirement that, if, at any time, the Committee shall determine, in its discretion, that the listing, quotation, registration, or qualification of the shares subject to such award upon any securities exchange or quotation system or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, such award or the issue or purchase of shares thereunder, such award may not be exercised in whole or in part unless such listing, quotation, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     16. Rights as a Stockholder. The holder of an Option, Right or Long-Term Performance Award shall have no rights as a stockholder with respect to any shares covered by such Option, Right or Long-Term Performance Award until the date of exercise. Once an Option, Right or Long-Term Performance Award is exercised by the holder thereof, the participant shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her holding is entered upon the records of the duly authorized transfer agent of the Company. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     17. Nonassignability of Awards. No awards made hereunder, including Options, Rights and Long-Term Performance Awards, shall be assignable or transferable by the recipient other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and in no event shall such awards be assigned or transferred in a manner that is inconsistent with the specific Plan provisions relating thereto. The designation of a beneficiary by a participant does not constitute a transfer. During the life of the recipient, an Option, Right or Long-Term Performance Award shall be exercisable only by him or her or by a transferee permitted by this Section 17.

     18. Withholding Taxes. Whenever, under the Plan, shares are to be issued in satisfaction of Options, Rights or Long-Term Performance Awards granted hereunder, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Whenever, under the Plan, payments are to be made to participants in cash, such payments shall be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

     19. Nonexclusivity of the Plan. Neither the adoption or amendment of the Plan by the Board, the submission of the Plan or any amendments thereto to the stockholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board or the Committee to adopt and implement such additional compensation arrangements as it may deem desirable, including, without limitation, the awarding of cash or the granting of stock options, stock appreciation rights, stock purchase rights or long-term performance awards outside of the Plan, and such arrangements may be either generally applicable to a class of employees or consultants or applicable only in specified cases.

     20. Amendment, Suspension, or Termination of the Plan. The Board may at any time amend, alter, suspend, or terminate the Plan, but no amendment, alteration, suspension, or termination shall be made which would impair the rights of any grantee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or under Section 422 of the Code (or any other Applicable Law), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as is required by such Applicable Law.

     21. Effective Date of the Plan. The Plan shall become effective upon approval of the Board and shall be subject to stockholder approval within 12 months of adoption by the Board. Options, Rights and Long-Term Performance Awards may be granted and exercised under the Plan only after there has been compliance with all applicable federal and state securities laws.


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